UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2016, in connection with the appointment of Patricio D. Sanchez as an Executive Vice President of Sanchez Energy Corporation (the “Company”), the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. P. Sanchez (the “Indemnitee”).  The Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification.  The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware General Corporation Law and is in addition to any other rights the Indemnitee may have under the Company’s organizational documents or applicable law.

The Indemnitee is the brother of Mr. Sanchez, III, the Company’s Chief Executive Officer and member of Board of Directors (the “Board”), and Mr. E. Sanchez, the Company’s President. In addition, the Indemnitee is the son of A. R. Sanchez, Jr., the Company’s Executive Chairman of the Board.  The Indemnitee is the chief operating officer and a member of the board of directors of the general partner of Sanchez Production Partners LP, a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas, co-president of Sanchez Oil & Gas Corporation, a private oil and natural gas company that engages in the exploration and development of oil and natural gas primarily in Texas and the onshore Gulf Coast areas on behalf of its affiliates, which includes the Company, as well as an equity holder of Sanchez Resources, LLC, an affiliate of the Company.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Indemnification Agreement, dated as of November 3, 2016, between Sanchez Energy Corporation and Patricio D. Sanchez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: November 9, 2016	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits
10.1	Indemnification Agreement, dated as of November 3, 2016, between Sanchez Energy Corporation and Patricio D. Sanchez.